UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

__________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the

SECURITIES EXCHANGE ACT OF 1934

__________________

March 24, 2015

Date of Report (Date of Earliest event reported)

MAXIMA GROUP, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	333-193500	33-1227348
(State or other Jurisdiction Of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2360 Corporate Circle, Suite 400, Henderson, NV 89074
(Address of principal executive offices)

Registrant's telephone number, including area code:	(775) 461-5052

                             N/A

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13c-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 – OTHER EVENTS.

On March 23, 2015, following FINRA approval, a 40-for-1 forward split of the Common Stock of Maxima Group, Inc. (the “Company”) became effective and payable (the “Forward Split”).  The Record Date of the Forward Split, as determined by FINRA, was March 20, 2015 and the ex-dividend date is March 24, 2015. The unanimous approval of the Forward Split by the Board of Directors was made pursuant to Section 78.215 of the Nevada Revised Statutes.  The resolution also provided for an increase in the number of authorized shares of the Company’s Common Stock from 240,000,000 shares to 3,000,000,000 shares. Pursuant to NRS78.215 and consistent with the Company’s Articles of Incorporation, there is no shareholder approval required for these actions.  The Forward Split does not require the shareholders to surrender their existing share certificates.  New certificates for the additional shares resulting from the Forward Split will be issued by the Company’s Transfer Agent.

ITEM 9.01 - FINANCIAL STATEMENTS AND EXHIBITS.

(d)

Exhibits

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 24, 2015

MAXIMA GROUP, INC.

By:/s/ German Salihovs

Name: German Salihovs

Title: President